UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 27, 2008
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

Chesapeake Corporation (the "Company" or "Chesapeake") issued a press release today announcing that it is continuing to work with a group led by GE Commercial Finance Limited and General Electric Capital Corporation on a new senior secured credit facility to provide long-term funding.  The completion of the proposed new credit facility has been delayed and it will not be completed by the previously anticipated end of June date. In the meantime, the Company will continue to rely on its existing $250-million senior credit facility established in 2004 with a group led by Wachovia Bank.  The Company believes that the existing credit facility, which does not expire until February 2009, provides sufficient liquidity for the Company’s current operating requirements.

The information in this Form 8-K and the exhibit attached shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing made by Chesapeake under the Securities Act of 1933, as amended.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	99.1	Press release, issued on June 27, 2008, providing refinancing update

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: June 27, 2008	BY:	/s/ J. P. Causey Jr.
J. P. Causey Jr.
Executive Vice President,
Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, issued on June 27, 2008, providing refinancing update